Exhibit 23

Consent of KPMG LLP

The Board of Directors and Stockholders

Alberto-Culver Company:

We consent to incorporation by reference in the Registration Statements on Form S-8 (Numbers 333-70067, 333-72262, 333-101573, 333-101620, 333-102682, 333-102683, 333-102685, 333-110275 and 333-110276) and Form S-3 (Numbers 333-49649 and 333-54302) of Alberto-Culver Company of our report dated October 21, 2003, except as to “note 11,” as to which the date is November 5, 2003, relating to the consolidated balance sheets of Alberto-Culver Company and subsidiaries as of September 30, 2003 and 2002 and the related consolidated statements of earnings, cash flows, and stockholders’ equity for each of the years in the three-year period ended September 30, 2003, and our report dated October 21, 2003 on the related financial statement schedule for each of the years in the three-year period ended September 30, 2003, which reports appear or are incorporated by reference in the September 30, 2003 annual report on Form 10-K of Alberto-Culver Company.

Our reports refer to a change in accounting for goodwill and trade names in the year ended September 30, 2002.

/s/ KPMG LLP

KPMG LLP

Chicago, Illinois

December 10, 2003